
<ARTICLE>                  5
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
Consolidated  Condensed Balance Sheets as of March 31, 2000 and the Consolidated
Condensed  Statements of Operations for the three months ended March 31, 2000 as qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                        1,000

<PERIOD-TYPE>                                  3-MOS
<FISCAL-YEAR-END>                              DEC-31-1999
<PERIOD-END>                                   MAR-31-2000
<CASH>                                             46,933
<SECURITIES>                                            0
<RECEIVABLES>                                      91,655
<ALLOWANCES>                                            0
<INVENTORY>                                             0
<CURRENT-ASSETS>                                  247,699 <F1>
<PP&E>                                             27,233
<DEPRECIATION>                                     17,648
<TOTAL-ASSETS>                                    260,781 <F2>
<CURRENT-LIABILITIES>                             175,763
<BONDS>                                            22,549
<PREFERRED-MANDATORY>                                   0
<PREFERRED>                                           100
<COMMON>                                           22,645
<OTHER-SE>                                              0
<TOTAL-LIABILITY-AND-EQUITY>                      260,781 <F3>
<SALES>                                                 0
<TOTAL-REVENUES>                                  197,902
<CGS>                                                   0
<TOTAL-COSTS>                                    (185,806)
<OTHER-EXPENSES>                                      306
<LOSS-PROVISION>                                        0
<INTEREST-EXPENSE>                                 (1,708)
<INCOME-PRETAX>                                     4,473 <F4>
<INCOME-TAX>                                          700
<INCOME-CONTINUING>                                 5,173
<DISCONTINUED>                                          0
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                        5,173
<EPS-BASIC>                                          0.54
<EPS-DILUTED>                                        0.54

<F1>    Includes Equity in Construction Joint Ventures of $82,973, Unbilled Work
        of $13,901, Net Current Assets of Discontinued Operations of $11,479, and Other Short-Term Assets of $758, not currently reflected in this tag list.

<F2>    Includes Other Long-Term  Assets of $3,497,  not currently  reflected in this tag list.

<F3>    Includes Deferred  Income  Taxes  and  Other   Liabilities  of  $19,359,
        Stock Purchase Warrants of $2,233, Paid-In Surplus of $101,214, Retained Deficit of $(82,117) and Treasury Stock of $(965).

<F4>    Includes  General and  Administrative  Expenses of $6,221 not  currently refelected in this tag list.

